EXHIBIT 24.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1997, appearing on page F-3 of Industrial Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

PRICE WATERHOUSE LLP

Houston, Texas
May 19, 1998

                                     Ex-3